Exhibit 99.1
DoorDash Releases Fourth Quarter and Full Year 2023 Financial Results
February 15, 2024
SAN FRANCISCO--(BUSINESS WIRE)-- DoorDash, Inc. (NASDAQ: DASH) today announced its financial results for the quarter and fiscal year ended December 31, 2023. In addition to our financial results below, our letter to shareholders is available on the DoorDash investor relations website at http://ir.doordash.com.
Execution and innovation are distinct skills and our team demonstrated an ability to do both at a high level in 2023. Throughout the year, we invested aggressively to improve our offerings and launched new products and features that expanded our potential in local commerce. We are proud that our innovation and investment helped generate nearly $50 billion in sales for local merchants and over $15 billion in earnings for more than 7 million Dashers in 2023. At the same time, we grew Marketplace GOV by 25%1 year-over-year (Y/Y) in 2023 to $66.8 billion, with improvements to our unit economics and fixed cost leverage. We are incredibly proud of our team's progress.
In 2024, our focus will not change. We will invest to build tools that solve problems for consumers, merchants, and Dashers, while expanding the scale, breadth, and profit potential of our business. We look forward to the work.
Fourth Quarter 2023 Key Financial Metrics
•Total Orders increased 23% Y/Y to 574 million and Marketplace GOV increased 22% Y/Y to $17.6 billion.
•Revenue increased 27% Y/Y to $2.3 billion and Net Revenue Margin increased to 13.1% from 12.6% in Q4 2022.
•GAAP net loss including redeemable non-controlling interests was $156 million compared to $642 million in Q4 2022, and Adjusted EBITDA increased to $363 million from $117 million in Q4 2022.

	Three Months Ended
(in millions, except percentages)	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023	Sept. 30, 2023	Dec. 31, 2023
Total Orders	467	512	532	543	574
Total Orders Y/Y growth	27%	27%	25%	24%	23%
Marketplace GOV	$14,446	$15,913	$16,468	$16,751	$17,639
Marketplace GOV Y/Y growth	29%	29%	26%	24%	22%
Revenue	$1,818	$2,035	$2,133	$2,164	$2,303
Revenue Y/Y growth	40%	40%	33%	27%	27%
Net Revenue Margin	12.6%	12.8%	13.0%	12.9%	13.1%
GAAP gross profit	$762	$921	$951	$962	$1,026
GAAP gross profit as a % of Marketplace GOV	5.3%	5.8%	5.8%	5.7%	5.8%
Contribution Profit	$447	$533	$620	$640	$689
Contribution Profit as a % of Marketplace GOV	3.1%	3.3%	3.8%	3.8%	3.9%
GAAP net loss including redeemable non-controlling interests	$(642)	$(162)	$(172)	$(75)	$(156)
GAAP net loss including redeemable non-controlling interests as a % of Marketplace GOV	(4.4)%	(1.0)%	(1.0)%	(0.4)%	(0.9)%
Adjusted EBITDA	$117	$204	$279	$344	$363
Adjusted EBITDA as a % of Marketplace GOV	0.8%	1.3%	1.7%	2.1%	2.1%
Basic shares, options and RSUs outstanding as of period end	452	444	449	450	450
1 Marketplace GOV grew 22% Y/Y on a pro forma basis in 2023, including the results from Wolt in both periods.

Our Performance
Our business is based on a simple theory: if we build tools that help local merchants thrive in a digital world, we can delight consumers, grow sales for merchants, create incremental earnings opportunities for Dashers, and build a large, meaningful, and profitable business.
Throughout 2023, our team's focus on steadily improving our products, along with significant investments, helped us improve the experience we offer to consumers, merchants, and Dashers. This helped drive MAUs2 to an all-time high of over 37 million in December 2023 from over 32 million in December 2022, with a Y/Y increase in average order frequency.3 DashPass and Wolt+ members also grew to an all-time high of over 18 million at the end of 2023 from over 15 million at the end of 2022. The combination of growing users and higher average engagement drove Q4 2023 Total Orders up 23% Y/Y to 574 million and Q4 2023 Marketplace GOV up 22% Y/Y to $17.6 billion.
In addition to strong growth in Marketplace GOV, improvements to logistics efficiency and quality and a growing contribution from advertising helped drive Q4 2023 revenue up 27% Y/Y to $2.3 billion. Net Revenue Margin was 13.1% in Q4 2023, up 47 basis points Y/Y and 13 basis points quarter-over-quarter (Q/Q).
GAAP cost of revenue, exclusive of depreciation and amortization, was $1.2 billion in Q4 2023, up 21% Y/Y and 6% Q/Q. GAAP cost of revenue, exclusive of depreciation and amortization, increased Y/Y and Q/Q primarily due to an increase in Total Orders and Marketplace GOV. As a percentage of Marketplace GOV, GAAP cost of revenue, exclusive of depreciation and amortization, was 7.0% in Q4 2023, compared to 7.0% in Q4 2022 and 6.9% in Q3 2023. The Q/Q increase in GAAP cost of revenue, exclusive of depreciation and amortization, as a percentage of Marketplace GOV was driven primarily by an increase in costs associated with our first party distribution business.
GAAP sales and marketing expense was $460 million in Q4 2023, up 7% Y/Y and 2% Q/Q. On a Y/Y basis, the increase in GAAP sales and marketing expense was driven primarily by an increase in consumer acquisition costs, partially offset by a decrease in Dasher acquisition costs. On a Q/Q basis, the increase in GAAP sales and marketing expense was driven primarily by an increase in Dasher acquisition costs, partially offset by a decrease in consumer acquisition costs. As a percentage of Marketplace GOV, GAAP sales and marketing expense was 2.6% in Q4 2023, down from 3.0% in Q4 2022 and 2.7% in Q3 2023.
We have continued to manage operating expenses with discipline. In Q4 2023, GAAP research and development expense was $253 million, consistent with $250 million in both Q4 2022 and Q3 2023. As a percentage of Marketplace GOV, GAAP research and development expense was 1.4% in Q4 2023, down from 1.7% in Q4 2022 and 1.5% in Q3 2023.
GAAP general and administrative expense was $320 million in Q4 2023, up 7% from $300 million in Q4 2022 and 11% from $289 million in Q3 2023. The Y/Y increase in GAAP general and administrative expense was driven primarily by an increase in litigation reserves. The Q/Q increase was driven primarily by a sales tax benefit in Q3 2023 that did not repeat in Q4 2023. As a percentage of Marketplace GOV, GAAP general and administrative expense was 1.8% in Q4 2023, down from 2.1% in Q4 2022, but up slightly from 1.7% in Q3 2023.
The combination of efficiency gains and disciplined fixed cost management drove GAAP net loss including redeemable non-controlling interests to $156 million in Q4 2023, compared to GAAP net loss including redeemable non-controlling interests of $642 million in Q4 2022. Q4 2023 and Q4 2022 GAAP net loss including redeemable non-controlling interests included impairments of a strategic investment of $101 million and $312 million, respectively.
Q4 2023 Adjusted EBITDA reached an all-time high of $363 million compared to $117 million for Q4 2022 and $344 million in Q3 2023. Adjusted EBITDA as a percentage of Marketplace GOV was 2.1% in Q4 2023, compared to 0.8% in Q4 2022 and 2.1% in Q3 2023.
2 Based on the number of individual consumer accounts that have completed an order on our Marketplaces in the past month, measured as of December 31, 2023.
3 Calculated as the total number of orders placed on our Marketplaces divided the number of individual consumer accounts that have completed an order on our Marketplaces in the past month, measured as of December 31, 2023.

In Q4 2023 we generated operating cash flow of $485 million and Free Cash Flow of $398 million. In 2023, we generated operating cash flow of $1.7 billion and Free Cash Flow of $1.3 billion.
In 2023, we repurchased a total of 12.0 million shares of our Class A common stock for $750 million ($62.66 per share), which completed the share repurchase authorization we announced in February 2023. In February 2024, our board of directors authorized the repurchase of up to $1.1 billion of our Class A common stock.
Financial Outlook

Period	Marketplace GOV	Adj. EBITDA
Q1	$18.5 billion - $18.9 billion	$320 million - $380 million
2024	$74.0 billion - $78.0 billion	$1.5 billion - $1.9 billion
As a reminder, we do not intend to provide new or updated full-year financial outlooks following this release. We intend to continue providing quarterly outlooks for Marketplace GOV and Adjusted EBITDA in our future earnings releases.
In terms of general trends, as we progress through 2024, we currently expect Adjusted EBITDA as a percentage of Marketplace GOV to be similar in Q1 and Q2 and then increase from Q2 to Q3, due primarily to increases in Net Revenue Margin and leverage on sales and marketing expenses.
Based on our current outlook and assuming a stock price in line with recent trading levels, we expect:
•2024 stock-based compensation to be in a range of $1.1 billion to $1.2 billion,
•2024 RSU issuances of 8.5 million to 9.5 million, net of expected forfeitures, and
•2024 depreciation and amortization expense of approximately $560 million to $590 million.

Our outlook assumes that key foreign currency rates remain relatively stable at current levels. Our outlook also anticipates significant levels of ongoing investment in new categories and international markets. We caution investors that consumer spending in any of our geographies could deteriorate relative to our outlook, which could drive results below our expectations. Additionally, our increasing international exposure heightens risks associated with operating in foreign markets, including geopolitical and currency risks. Changes in the international operating environment could negatively impact results versus our current outlook.
We have not provided GAAP net loss including redeemable non-controlling interests outlook or a reconciliation of Adjusted EBITDA outlook to GAAP net loss including redeemable non-controlling interests as a result of the uncertainty regarding, and the potential variability of, reconciling items such as taxes and other items. Accordingly, a reconciliation of Adjusted EBITDA outlook to GAAP net loss including redeemable non-controlling interests is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" below.
Analyst and Investor Conference Call and Earnings Webcast
DoorDash will host a conference call and webcast to discuss our quarterly results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Those interested in listening to the call can register and attend by visiting our Investor Relations page at https://ir.doordash.com. An archived webcast will be available on our Investor Relations page shortly after the call.
Available Information
We announce material information to the public about us, our products and services, and other matters through a variety of means, including filings with the U.S. Securities and Exchange Commission (the "SEC"), press releases, public conference calls, webcasts, the investor relations section of our website (ir.doordash.com), our blog (doordash.news), and our X account (@DoorDash) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” "aim," “will,” “should,” “expect,” “plan,” "try," “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategies, plans, or intentions. Forward-looking statements in this release include, but are not limited to, our expectations regarding our financial position and operating performance, including our outlook and guidance for the first quarter and full year 2024, our expectations regarding our international business, our plans and expectations regarding our investment approach, our expectations regarding our local commerce opportunity, stock-based compensation expenses, expenses related to Dashers and Dasher acquisition, trends in our business, and demand for our platform and for local commerce platforms in general, and our plans and expectations regarding share dilution, including our planned share repurchase and equity award issuances. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth and corporate culture, financial performance, investments in new geographies, products, or offerings, our ability to attract merchants, consumers, and Dashers to our platform, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, and our brand and reputation. The forward-looking statements contained in this release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our quarterly reports on Form 10-Q. All forward-looking statements in this release are based on information available to DoorDash and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.
Use of Non-GAAP Financial Measures
To supplement our financial information presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"), we consider certain financial measures that are not prepared in accordance with GAAP, including adjusted cost of revenue, adjusted sales and marketing expense, adjusted research and development expense, adjusted general and administrative expense, Adjusted Gross Profit, Adjusted Gross Margin, Contribution Profit, Contribution Margin, Adjusted EBITDA, and Free Cash Flow. We use these financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our business and financial performance. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting these non-GAAP financial measures to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.
We define adjusted cost of revenue as cost of revenue, exclusive of depreciation and amortization, excluding stock-based compensation expense and certain payroll tax expense, allocated overhead, and inventory write-off related to restructuring. Allocated overhead is determined based on an allocation of shared costs, such as facilities (including rent and utilities) and information technology costs, among all departments based on employee headcount. We define adjusted sales and marketing expense as sales and marketing expenses excluding stock-based compensation expense and certain payroll tax expense, and allocated overhead. We define adjusted research and development expense as research and development expenses excluding stock-based compensation expense and certain payroll tax expense, and allocated overhead. We define adjusted general and administrative expense as general and administrative expenses excluding stock-based compensation expense and certain payroll tax expense, certain legal, tax, and regulatory settlements, reserves, and expenses, transaction-related costs (primarily consists of acquisition, integration, and investment related costs), impairment expenses, and including allocated overhead from cost of revenue, sales and marketing, and research and development.
We define Adjusted Gross Profit as gross profit plus (i) depreciation and amortization expense related to cost of revenue, (ii) stock-based compensation expense and certain payroll tax expense included in cost of revenue, (iii) allocated overhead included in cost of revenue, and (iv) inventory write-off related to restructuring. Gross profit is defined as revenue less (i) cost of revenue, exclusive of depreciation and amortization and (ii) depreciation and amortization related to cost of revenue. Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenue for the same period.
We define Contribution Profit as our gross profit less sales and marketing expense plus (i) depreciation and amortization expense related to cost of revenue, (ii) stock-based compensation expense and certain payroll tax expense included in cost of revenue and sales and marketing expenses, (iii) allocated overhead included in cost of revenue and sales and marketing expenses, and (iv) inventory write-off related to restructuring. We define gross margin as gross profit as a percentage of revenue for the same period and we define Contribution Margin as Contribution Profit as a percentage of revenue for the same period.
Adjusted EBITDA is a measure that we use to assess our operating performance and the operating leverage in our business. We define Adjusted EBITDA as net income (loss) including redeemable non-controlling interests, adjusted to exclude (i) certain legal, tax, and regulatory settlements, reserves, and expenses, (ii) loss on disposal of property and equipment, (iii) transaction-related costs (primarily consists of acquisition, integration, and investment related costs), (iv) impairment expenses, (v) restructuring charges, (vi) inventory write-off related to restructuring, (vii) provision for (benefit from) income taxes, (viii) interest income, net, (ix) other expense, net, (x) stock-based compensation expense and certain payroll tax expense, and (xi) depreciation and amortization expense.
We define Free Cash Flow as cash flows from operating activities less purchases of property and equipment and capitalized software and website development costs.
We define Total Orders as all orders completed through our marketplaces and platform services businesses over the period of measurement.
We define Marketplace GOV as the total dollar value of orders completed on our marketplaces, including taxes, tips, and any applicable consumer fees, including membership fees related to DashPass and Wolt+. Marketplace orders include orders completed through Pickup and DoorDash for Work. Marketplace GOV does not include the dollar value of orders, taxes and tips, or fees charged to merchants, for orders fulfilled through Drive, Storefront, or Bbot.
Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. Thus, our adjusted cost of revenue, adjusted sales and marketing expense, adjusted research and development expense, adjusted general and administrative expense, Adjusted Gross Profit, Adjusted Gross Margin, Contribution Profit, Contribution Margin, Adjusted EBITDA, and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

DOORDASH, INC.
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	December 31, 2022	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,977	$2,656
Short-term marketable securities	1,544	1,422
Funds held at payment processors	441	356
Accounts receivable, net	400	533
Prepaid expenses and other current assets	358	630
Total current assets	4,720	5,597
Long-term restricted cash	211	11
Long-term marketable securities	397	583
Operating lease right-of-use assets	436	436
Property and equipment, net	637	712
Intangible assets, net	765	659
Goodwill	2,370	2,432
Non-marketable equity securities	124	46
Other assets	129	363
Total assets	$9,789	$10,839
Liabilities, Redeemable Non-controlling Interests and Stockholders' Equity
Current liabilities:
Accounts payable	$157	$216
Operating lease liabilities	55	68
Accrued expenses and other current liabilities	2,332	3,126
Total current liabilities	2,544	3,410
Operating lease liabilities	456	454
Other liabilities	21	162
Total liabilities	3,021	4,026
Redeemable non-controlling interests	14	7
Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	10,633	11,887
Accumulated other comprehensive income (loss)	(33)	73
Accumulated deficit	(3,846)	(5,154)
Total stockholders’ equity	6,754	6,806
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$9,789	$10,839

DOORDASH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share amounts which are reflected in thousands, and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2023	2022	2023
Revenue	$1,818	$2,303	$6,583	$8,635
Costs and expenses:
Cost of revenue, exclusive of depreciation and amortization shown separately below	1,014	1,229	3,588	4,589
Sales and marketing	429	460	1,682	1,876
Research and development	250	253	829	1,003
General and administrative	300	320	1,147	1,235
Depreciation and amortization	111	130	369	509
Restructuring charges	84	—	92	2
Total costs and expenses	2,188	2,392	7,707	9,214
Loss from operations	(370)	(89)	(1,124)	(579)
Interest income, net	16	51	30	152
Other expense, net	(305)	(101)	(305)	(107)
Loss before income taxes	(659)	(139)	(1,399)	(534)
Provision for (benefit from) income taxes	(17)	17	(31)	31
Net loss including redeemable non-controlling interests	(642)	(156)	(1,368)	(565)
Less: net loss attributable to redeemable non-controlling interests	(2)	(2)	(3)	(7)
Net loss attributable to DoorDash, Inc. common stockholders	$(640)	$(154)	$(1,365)	$(558)
Net loss per share attributable to DoorDash, Inc. common stockholders, basic and diluted	$(1.65)	$(0.39)	$(3.68)	$(1.42)
Weighted-average number of shares outstanding used to compute net loss per share attributable to DoorDash, Inc. common stockholders, basic and diluted	387,162	399,336	371,413	392,948

DOORDASH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Year Ended December 31,
	2021	2022	2023
Cash flows from operating activities
Net loss including redeemable non-controlling interests	$(468)	$(1,368)	$(565)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	156	369	509
Stock-based compensation	486	889	1,088
Reduction of operating lease right-of-use assets and accretion of operating lease liabilities	52	81	108
Adjustments to non-marketable equity securities, including impairment, net	—	303	101
Other	75	20	15
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Funds held at payment processors	(174)	(86)	86
Accounts receivable, net	(94)	(33)	(141)
Prepaid expenses and other current assets	85	(165)	(105)
Other assets	(51)	(90)	(96)
Accounts payable	79	(15)	70
Accrued expenses and other current liabilities	595	566	702
Payments for operating lease liabilities	(44)	(75)	(113)
Other liabilities	(5)	(29)	14
Net cash provided by operating activities	692	367	1,673
Cash flows from investing activities
Purchases of property and equipment	(129)	(176)	(123)
Capitalized software and website development costs	(108)	(170)	(201)
Purchases of marketable securities	(2,344)	(1,948)	(1,946)
Maturities of marketable securities	720	1,552	1,940
Sales of marketable securities	224	387	7
Purchases of non-marketable equity securities	(409)	(15)	(17)
Net cash acquired in acquisitions	—	71	—
Other investing activities	(1)	(1)	(2)
Net cash used in investing activities	(2,047)	(300)	(342)
Cash flows from financing activities
Proceeds from exercise of stock options	32	11	6
Deferred offering costs paid	(10)	—	—
Repayment of convertible notes	(333)	—	—
Taxes paid related to net share settlement of equity awards	(172)	—	—
Repurchase of common stock	—	(400)	(750)
Other financing activities	—	14	(8)
Net cash used in financing activities	(483)	(375)	(752)
Foreign currency effect on cash, cash equivalents, and restricted cash	(1)	(10)	5
Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,839)	(318)	584
Cash, cash equivalents, and restricted cash
Cash, cash equivalents, and restricted cash, beginning of period	4,345	2,506	2,188
Cash, cash equivalents, and restricted cash, end of period	$2,506	$2,188	$2,772
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$2,504	$1,977	$2,656
Restricted cash included in prepaid expenses and other current assets	—	—	105
Long-term restricted cash	2	211	11
Total cash, cash equivalents, and restricted cash	$2,506	$2,188	$2,772
Supplemental disclosure of cash flow information
Cash paid for interest	$42	$—	$—
Non-cash investing and financing activities
Purchases of property and equipment not yet settled	$23	$34	$13
Stock-based compensation included in capitalized software and website development costs	$93	$132	$161

DOORDASH, INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
(In millions)	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023	Sept. 30, 2023	Dec. 31, 2023

Cost of revenue, exclusive of depreciation and amortization	$1,014	$1,069	$1,135	$1,156	$1,229
Adjusted to exclude the following:
Stock-based compensation expense and certain payroll tax expense	(31)	(24)	(43)	(37)	(36)
Allocated overhead	(8)	(9)	(8)	(8)	(7)
Adjusted cost of revenue	$975	$1,036	$1,084	$1,111	$1,186

Sales and marketing	$429	$496	$471	$449	$460
Adjusted to exclude the following:
Stock-based compensation expense and certain payroll tax expense	(28)	(24)	(36)	(30)	(29)
Allocated overhead	(5)	(6)	(6)	(6)	(3)
Adjusted sales and marketing	$396	$466	$429	$413	$428

Research and development	$250	$231	$269	$250	$253
Adjusted to exclude the following:
Stock-based compensation expense and certain payroll tax expense	(116)	(98)	(134)	(119)	(119)
Allocated overhead	(3)	(4)	(5)	(5)	(2)
Adjusted research and development	$131	$129	$130	$126	$132

General and administrative	$300	$285	$341	$289	$320
Adjusted to exclude the following:
Stock-based compensation expense and certain payroll tax expense	(93)	(84)	(99)	(94)	(88)
Certain legal, tax, and regulatory settlements, reserves, and expenses(1)	(19)	(19)	(49)	(44)	(50)
Transaction-related costs(2)	(3)	(1)	(1)	—	—
Impairment expenses(3)	(2)	—	—	—	—
Allocated overhead from cost of revenue, sales and marketing, and research and development	16	19	19	19	12
Adjusted general and administrative	$199	$200	$211	$170	$194

(1)We exclude certain costs and expenses from our calculation of adjusted general and administrative expense because management believes that these costs and expenses are not indicative of our core operating performance, do not reflect the underlying economics of our business, and are not necessary to operate our business. These excluded costs and expenses consist of (i) certain legal costs primarily related to worker classification matters, as well as a settlement entered into in connection with an initiative to serve underrepresented communities, (ii) reserves and settlements or other resolutions for or related to the collection of sales, indirect, and other taxes that we do not expect to incur on a recurring basis, (iii) costs related to the settlement of an intellectual property matter, (iv) expenses related to supporting various policy matters, including those related to worker classification, other labor law matters, and price controls, and (v) donations as part of our relief efforts in connection with the COVID-19 pandemic and Russia's invasion of Ukraine. We believe it is appropriate to exclude the foregoing matters from our calculation of adjusted general and administrative expense because (1) the timing and magnitude of such expenses are unpredictable and thus not part of management’s budgeting or forecasting process, and (2) with respect to worker classification matters, management currently expects such expenses will not be material to our results of operations over the long term as a result of increasing legislative and regulatory certainty in this area, including as a result of Proposition 22 in California and similar legislation.
(2)Consists of acquisition, integration, and investment related costs, primarily related to our acquisition of Wolt.
(3)Consists of impairment expense related to an operating lease right-of-use asset associated with our former headquarters.

	Three Months Ended
(In millions, except percentages)	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023	Sept. 30, 2023	Dec. 31, 2023

Revenue	$1,818	$2,035	$2,133	$2,164	$2,303
Less: Cost of revenue, exclusive of depreciation and amortization	(1,014)	(1,069)	(1,135)	(1,156)	(1,229)
Less: Depreciation and amortization related to cost of revenue	(42)	(45)	(47)	(46)	(48)
Gross profit	$762	$921	$951	$962	$1,026
Gross Margin	41.9%	45.3%	44.6%	44.5%	44.6%
Less: Sales and marketing	(429)	(496)	(471)	(449)	(460)
Add: Depreciation and amortization related to cost of revenue	42	45	47	46	48
Add: Stock-based compensation expense and certain payroll tax expense included in cost of revenue and sales and marketing	59	48	79	67	65
Add: Allocated overhead included in cost of revenue and sales and marketing	13	15	14	14	10
Contribution Profit	$447	$533	$620	$640	$689
Contribution Margin	24.6%	26.2%	29.1%	29.6%	29.9%

	Three Months Ended
(In millions, except percentages)	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023	Sept. 30, 2023	Dec. 31, 2023

Gross profit	$762	$921	$951	$962	$1,026
Add: Depreciation and amortization related to cost of revenue	42	45	47	46	48
Add: Stock-based compensation expense and certain payroll tax expense included in cost of revenue	31	24	43	37	36
Add: Allocated overhead included in cost of revenue	8	9	8	8	7
Adjusted Gross Profit	$843	$999	$1,049	$1,053	$1,117
Adjusted Gross Margin	46.4%	49.1%	49.2%	48.7%	48.5%

	Three Months Ended
(In millions)	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023	Sept. 30, 2023	Dec. 31, 2023

Net loss including redeemable non-controlling interests	$(642)	$(162)	$(172)	$(75)	$(156)
Certain legal, tax, and regulatory settlements, reserves, and expenses(1)	19	19	49	44	50
Transaction-related costs(2)	3	1	1	—	—
Restructuring charges	84	2	—	—	—
Impairment expenses(3)	2	—	—	—	—
Provision for (benefit from) income taxes	(17)	17	(9)	6	17
Interest income, net	(16)	(27)	(34)	(40)	(51)
Other expense, net(4)	305	1	4	1	101
Stock-based compensation expense and certain payroll tax expense(5)	268	230	312	280	272
Depreciation and amortization expense	111	123	128	128	130
Adjusted EBITDA	$117	$204	$279	$344	$363

(1)We exclude certain costs and expenses from our calculation of Adjusted EBITDA because management believes that these costs and expenses are not indicative of our core operating performance, do not reflect the underlying economics of our business, and are not necessary to operate our business. These excluded costs and expenses consist of (i) certain legal costs primarily related to worker classification matters, as well as a settlement entered into in connection with an initiative to serve underrepresented communities, (ii) reserves and settlements or other resolutions for or related to the collection of sales, indirect, and other taxes that we do not expect to incur on a recurring basis, (iii) costs related to the settlement of an intellectual property matter, (iv) expenses related to supporting various policy matters, including those related to worker classification, other labor law matters, and price controls, and (v) donations as part of our relief efforts in connection with the COVID-19 pandemic and Russia's invasion of Ukraine. We believe it is appropriate to exclude the foregoing matters from our calculation of Adjusted EBITDA because (1) the timing and magnitude of such expenses are unpredictable and thus not part of management’s budgeting or forecasting process, and (2) with respect to worker classification matters, management currently expects such expenses will not be material to our results of operations over the long term as a result of increasing legislative and regulatory certainty in this area, including as a result of Proposition 22 in California and similar legislation.
(2)Consists of acquisition, integration, and investment related costs, primarily related to our acquisition of Wolt.
(3)Consists of impairment expense related to an operating lease right-of-use asset associated with our former headquarters.
(4)Consists primarily of adjustments to non-marketable equity securities, including impairment.
(5)Excludes stock-based compensation related to restructuring, which is included in restructuring charges in the table above.
Estimate of Certain Components of Stock-Based Compensation Expense

(in millions)	2023 (Actuals)	2024	2025	2026

CEO performance award	$104	$67	$7	$—
Wolt retention and revesting	150	145	139	53
Pre-IPO RSUs: amortization of stepped-up value	67	52	3	—
New hire, continuing employee, and other grants	767	836 - 936	NA	NA
Total stock-based compensation	$1,088	$1,100 - 1,200	NA	NA
(1)In November 2020, our board of directors granted restricted stock units ("RSUs") to our Chief Executive Officer, Tony Xu, covering 10,379,000 shares of our Class A common stock, which we refer to here as the 2020 CEO Performance Award. The award is intended to be the exclusive equity award to Mr. Xu over a seven year performance period, which ends November 23, 2027. The award has nine tranches that are eligible to vest based on the achievement of stock price goals ranging from $187.60 to $501.00, measured using an average of our stock price over a consecutive 180-day period during the performance period. For more information on the 2020 CEO Performance Award, please refer to our annual proxy statement.
(2)Certain RSUs awarded prior to or around the time of our initial public offering have grant-date fair values that significantly exceed the fair value of the awards (“409A value”) prevailing at the time they were committed to employees. The amounts included here represent the stock-based compensation associated with the excess amount of the grant-date fair value over the 409A value.

Reconciliation of net cash provided by operating activities to Free Cash Flow

	Trailing Twelve Months Ended
(in millions)	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023	Sept. 30, 2023	Dec. 31, 2023

Net cash provided by operating activities	$367	$784	$1,012	$1,211	$1,673
Purchases of property and equipment	(176)	(183)	(165)	(139)	(123)
Capitalized software and website development costs	(170)	(173)	(194)	(194)	(201)
Free Cash Flow	$21	$428	$653	$878	$1,349

IR Contact: ir@doordash.com	PR Contact: press@doordash.com